Exhibit 32.1

CERTIFICATION

I, Edward J. Zander, Chairman of the Board and Chief Executive Officer of Motorola, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

(1) the quarterly report on Form 10-Q for the period ended March 31, 2007 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Motorola, Inc.

This certificate is being furnished solely for purposes of Section 906.

/s/  Edward J. Zander
Edward J. Zander
Chairman of the Board and Chief Executive Officer,
Motorola, Inc.

Dated: May 8, 2007